CONSENT OF ROBERT C. OSBORNE


         The undersigned hereby consents to the incorporation by reference into the prospectus (the "Prospectus") included in the Registration Statement on Form F-10 of Inco Limited (the "Company") relating to the offering of debentures by the Company of references to him in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the heading "PT International Nickel Indonesia Tbk" and to the reference to him in the Prospectus under the heading "Experts" as the person responsible for the statements as to reserves.

         Dated the 17th day of April, 2003


                                             /S/ ROBERT C. OSBORNE
                                             ---------------------
                                             Robert C. Osborne